Exhibit 99.1

GAUCHO GROUP HOLDINGS, INC. ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

Revenues Soar to $2.6 Million as Company Posts First Quarterly Profit

New York, NY / November 16, 2021 Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories, today announced financial results for the third quarter period ending September 30, 2021. Investors are encouraged to read the Company’s quarterly report on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”) and posted at www.gauchoholdings.com.

Financial Highlights

●	Revenues for the third quarter were $2.6 million compared to $60,228 in the prior year period, a 4,242% increase
●	Gross profit for the third quarter was $2.4 million, compared to $21,000 in the prior year period, a 11,505% increase.
●	Net income for the third quarter was $931,000 or $0.11 basic earnings per share compared to loss of $0.18 per share in prior year period
●	Working capital of $6.2 million
●	Stockholder equity rises to $17.6 million

Commenting on the results, Scott Mathis, Chief Executive Officer of Gaucho Holdings, stated, “We are absolutely thrilled to report our first quarterly profit as a public company. Earlier this year we completed an $8 million public offering and achieved our long-desired goal to uplist our shares to Nasdaq. Since then, we have taken significant strides to complete our vision of becoming recognized as the LVMH of South America. These strides include operating in the boutique hotel, hospitality and luxury vineyard property markets, featuring our 4,138-acre Algodon Wine Estates in Mendoza, Argentina. We have created an e-commerce platform, Gaucho – Buenos Aires™, for consumers to access Argentine style and high-end products with a concentration on leather-goods and ready-to-wear accessories. By the end of the year, we expect to launch a line of luxury textiles and home accessories. We are making progress towards the opening of our flagship retail location in Miami’s Design District and have recently completed another installment investment in our Las Vegas project to further expand opportunities in lodging, hospitality, retail and gaming.

“Our third quarter financial results reflect early sales of real estate lots at our Algodon Wine Estates as well as a small increase in hotel, restaurant and wine sales after Argentine hotels reopened with COVID-19 measures in place. We are encouraged by the pace of lot sales occurring at Algodon Wine Estates. Recognition of revenue from these sales is contingent on deeding requirements, a process that has been made a bit more time consuming given the pandemic environment. This pushed some revenues into the fourth quarter, but we are pursuing this process as quickly as possible, and we are encouraged by the pace of lot sales that we see in the fourth quarter and the environment for ongoing sales throughout next year. Argentina officially “reopened” from Covid related shutdowns, and as the world continues to reopen, we believe we will benefit from a surge in pent up consumer demand for travel and luxury experiences. Over the years we have been opportunistic about acquiring new acreage, and our earlier engagement of architectural design firm EDSA has resulted in substantial improvements to the infrastructure and amenities of Algodon Wine Estates. Recently drilled water wells should further enhance the appeal and market value of these properties. And, lastly, as we have previously announced, we are actively seeking to partner with a 5-star hotel chain to potentially bring in an 80-120 room hotel with branded residences. If we are successful with finding a partner, we believe it can add immeasurable value and result in even stronger revenue growth at Algodon Wine Estates. We look forward to finishing the year strongly and growing even stronger in 2022.”

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gauchobuenosaires.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com

Investor Relations:

John McNamara

917-658-2602

john@tradigitalir.com

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Current Assets
Cash	$2,836,500	$134,536
Accounts receivable, net of allowance of $215,026 and $180,941 as of September 30, 2021 and December 31, 2020, respectively	2,353,476	255,720
Accounts receivable - related parties, net of allowance of $339,503 and $332,130 as of September 30, 2021 and December 31, 2020, respectively	741,495	252,852
Advances to employees	282,204	282,508
Inventory	1,327,572	1,172,775
Real estate lots held for sale	59,790	139,492
Operating lease right-of-use asset, current portion	311,925	-
Investment	45,182	53,066
Deposits, current	15,269	35,854
Prepaid expenses and other current assets	602,415	196,539
Total Current Assets	8,575,828	2,523,342
Long Term Assets
Property and equipment, net	3,396,950	2,860,222
Operating lease right-of-use asset, non-current portion	1,396,857	-
Prepaid foreign taxes, net	664,128	519,499
Investment - related parties	3,500,000	457
Deferred offering costs	24,000	67,016
Deposits, non-current	56,130	-
Total Assets	$17,613,893	$5,970,536

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

	September 30,	December 31,
	2021	2020
	(unaudited)
Liabilities, Temporary Equity and Stockholders’ Equity (Deficiency)
Current Liabilities
Accounts payable	$457,129	$891,168
Accrued expenses, current portion	451,278	1,401,402
Deferred revenue	753,302	933,941
Operating lease liabilities, current portion	263,292	-
Loans payable, current portion	249,000	437,731
Debt obligations	7,000	1,270,354
Investor deposits	29,950	29,950
Other current liabilities	130,628	131,895
Total Current Liabilities	2,341,579	5,096,441
Long Term Liabilities
Accrued expenses, non-current portion	126,103	169,678
Operating lease liabilities, non-current portion	1,470,046	-
Loans payable, non-current portion	94,000	310,591
Total Liabilities	4,031,728	5,576,710
Commitments and Contingencies (Note 13)
Series B convertible redeemable preferred stock, par value $0.01 per share; 902,670 shares authorized; 0 and 901,070 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	-	9,010,824
Stockholders’ Equity (Deficiency)
Preferred stock, 11,000,000 shares authorized:
Series A convertible preferred stock, par value $0.01 per share; 10,097,330 shares authorized; no shares are available for issuance	-	-

Common stock, par value $0.01 per share; 150,000,000 shares authorized; 8,784,618 and 5,234,406 shares issued and 8,781,249 and 5,231,037 shares outstanding as of September 30, 2021 and December 31, 2020, respectively	87,845	52,344
Additional paid-in capital	120,184,675	96,951,440
Accumulated other comprehensive loss	(11,598,452)	(11,932,801)
Accumulated deficit	(94,919,120)	(93,534,828)
Treasury stock, at cost, 3,369 shares at September 30, 2021 and December 31, 2020	(46,355)	(46,355)
Total Gaucho Group Holdings, Inc. Stockholders’ Equity (Deficiency)	13,708,593	(8,510,200)
Non-controlling interest	(126,428)	(106,798)
Total Stockholders’ Equity (Deficiency)	13,582,165	(8,616,998)
Total Liabilities, Temporary Equity and Stockholders’ Equity (Deficiency)	$17,613,893	$5,970,536

GAUCHO GROUP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Sales	$2,605,158	$60,228	$3,220,557	$474,546
Cost of sales	(210,437)	(80,995)	(650,003)	(571,621)
Gross profit (loss)	2,394,721	(20,767)	2,570,554	(97,075)
Operating Expenses
Selling and marketing	100,870	110,687	336,081	160,686
General and administrative	1,370,870	859,967	3,934,500	3,342,240
Depreciation and amortization	35,758	45,906	103,680	138,409
Gain from insurance settlement	-	(30,240)	-	(30,240)
Total operating expenses	1,507,498	986,320	4,374,261	3,611,095
Income (Loss) From Operations	887,223	(1,007,087)	(1,803,707)	(3,708,170)

Other Expense (Income)
Interest expense, net	49,646	72,459	88,209	193,595
Forgiveness of PPP Loan	-	-	(242,486)	-
Gain on debt restructuring	-	(130,421)	-	(130,421)
Other income	(87,500)	-	(87,500)	-
Gains from foreign currency translation	(6,130)	(14,826)	(34,991)	(35,316)
Total other (income) expense	(43,984)	(72,788)	(276,768)	27,858
Net Income (Loss)	931,207	(934,299)	(1,526,939)	(3,736,028)
Net loss attributable to non-controlling interest	45,086	32,838	142,647	128,355
Series B preferred stock dividends	-	(178,094)	-	(540,217)
Net Income (Loss) Attributable to Common Stockholders	$976,293	$(1,079,555)	$(1,384,292)	$(4,147,890)

Earnings (Loss) Per Common Share - Basic and Diluted
Basic	$0.11	$(0.26)	$(0.18)	$(1.02)
Diluted	$0.11	$(0.26)	$(0.18)	$(1.02)

Shares used in computing earnings per share:
Basic	8,658,395	4,110,303	7,530,833	4,049,059
Diluted	8,658,395	4,110,303	7,530,833	4,049,059
Net income (loss)	$931,207	$(934,299)	$(1,526,939)	$(3,736,028)
Other comprehensive income (loss):
Foreign currency translation adjustments	98,709	(17,837)	334,349	400,686
Comprehensive income (loss)	1,029,916	(952,136)	(1,192,590)	(3,335,342)
Comprehensive loss attributable to non-controlling interests	45,086	32,838	142,647	128,355
Comprehensive income (loss) attributable to controlling interests	$1,075,002	$(919,298)	$(1,049,943)	$(3,206,987)